EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No. 333-184742 on Form S-4 of our reports dated February 29, 2012, relating to the consolidated financial statements of Columbia Banking System, Inc., and the effectiveness of Columbia Banking System, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc., for the year ended December 31, 2011.

We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No. 333-184742 on Form S-4 of our report dated April 9, 2010, relating to the statement of assets acquired and liabilities assumed by Columbia State Bank (a wholly owned subsidiary of Columbia Banking System, Inc.), pursuant to the Purchase and Assumption Agreement, dated January 22, 2010, appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Columbia Banking System, Inc., dated April 9, 2010.

We consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington

December 28, 2012